---------------------                                      ---------------------
 CUSIP No. 039392105                   13G                  Page 13 of 14 Pages
---------------------                                      ---------------------




                                                                       Exhibit I

                         Amended Joint Filing Agreement

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date:  March 26, 2001               BAY HARBOUR MANAGEMENT, L.C.



                                    By: /s/ Steven A. Van Dyke
                                       ------------------------
                                       Name:  Steven A. Van Dyke
                                       Title:  President and Chief Executive
                                               Officer

Date:  March 26, 2001               TOWER INVESTMENT GROUP, INC.



                                    By: /s/ Steven A. Van Dyke
                                       ------------------------
                                       Name:  Steven A. Van Dyke
                                       Title:  President



Date:  March 26, 2001                   /s/ Steven A. Van Dyke
                                    -----------------------------
                                        Steven A. Van Dyke



Date:  March 26, 2001                  /s/ Douglas P. Teitelbaum
                                    -----------------------------
                                       Douglas P. Teitelbaum

---------------------                                      ---------------------
 CUSIP No. 039392105                   13G                  Page 14 of 14 Pages
---------------------                                      ---------------------

Date:  March 26, 2001                  /s/ John D. Stout
                                    -----------------------------
                                       John D. Stout